THIRD AMENDMENT AGREEMENT

This THIRD AMENDMENT AGREEMENT (this “Amendment”) is made as of the 4th day of December, 2019 among:

(a) ZAGG INC, a Delaware corporation (the “Borrower”);

(b) the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

(c) KEYBANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders under the Credit Agreement (the “Administrative Agent”).

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit and Security Agreement, dated as of April 12, 2018 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, pursuant to Section 2.9(b) of the Credit Agreement, the Borrower has requested that the Maximum Revolving Amount be increased by the Temporary Accordion Increase Amount (as hereinafter defined) (the “Temporary Exercise of Accordion”);

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof to effectuate the Temporary Exercise of Accordion;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Administrative Agent and the Lenders agree as follows:

1. Amendment to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Temporary Accordion Increase Amount” and “Temporary Accordion Increase Period” therefrom, and to insert in place thereof, respectively, the following:

“Temporary Accordion Increase Amount” means Nineteen Million Three Hundred Thousand Dollars ($19,300,000).

“Temporary Accordion Increase Period” means the period from December 4, 2019 through February 28, 2020.

2. Amendment to Increase in Commitment Provisions. Section 2.9(b) of the Credit Agreement is hereby amended to delete subpart (i) therefrom and to insert in place thereof the following:

(i) At any time during the Commitment Increase Period, the Borrower may request that the Administrative Agent increase the Total Commitment Amount by (A) increasing the Maximum Revolving Amount, or (B) adding a term loan facility to this Agreement (the “Additional Term Loan Facility”) (which Additional Term Loan Facility shall be subject to subsection (c) below); provided that the aggregate amount of all increases made pursuant to this subsection (b) shall not exceed Twenty-Five Million Dollars ($25,000,000) (the “Maximum Accordion Amount”). Each such request for an increase shall be in an amount of at least Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000), and may be made by either (1) increasing, for one or more Lenders, with their prior written consent, their respective Revolving Credit Commitments, (2) adding a new commitment for one or more Lenders, with their prior written consent, with respect to the Additional Term Loan Facility, or (3) including one or more Additional Lenders, each with a new commitment under the Revolving Credit Commitment or the Additional Term Loan Facility, as a party to this Agreement (each an “Additional Commitment” and, collectively, the “Additional Commitments”). Any increase in the Maximum Revolving Amount made (or previously made) pursuant to this Section 2.9(b) on a temporary basis (i.e. for a temporary period ending prior to the end of the Commitment Period) shall not result in a permanent reduction of availability under the Maximum Accordion Amount, and any such increase amount shall be available during the Commitment Increase Period (in accordance with the provisions hereof) subsequent to the expiration of the relevant temporary accordion increase period for such increase amount.

3. Amendment to Schedule 1. The Credit Agreement is hereby amended to delete Schedule 1 (Commitments of Lenders) therefrom and to insert in place thereof a new Schedule 1 in the form of Schedule 1 hereto.

4. Reallocation of Outstanding Amounts. On (a) the first day of the Temporary Accordion Increase Period, and (b) the last day of the Temporary Accordion Increase Period, the Lenders shall make adjustments among themselves with respect to the Loans then outstanding and amounts of principal with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to reallocate among such Lenders such outstanding amounts, based on the revised Commitments as set forth in the revised Schedule 1 hereto, as applicable on such date.

        5. Closing Deliveries. Concurrently with the execution of this Amendment, the Borrower shall:

(a) deliver to the Administrative Agent, for delivery to each Lender with a commitment under the Temporary Accordion Increase Amount, a replacement Revolving Credit Note in the amounts specified in Schedule 1 to the Credit Agreement (after giving effect to this Amendment);

(b) deliver to the Administrative Agent certified copies of the resolutions of the board of directors of the Borrower evidencing approval of the execution and delivery of this Amendment and the execution of any other Loan Documents and Related Writings required in connection therewith;

(c) execute and deliver to the Administrative Agent the Third Amendment Fee Letter and pay to the Administrative Agent the fees stated therein;

(d) cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

(e) pay all fees and expenses of the Administrative Agent in connection with this Amendment and any other Loan Documents.

        6. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) the Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of the Borrower or any law applicable to the Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) the Borrower is not aware of any claim or offset against, or defense or counterclaim to, the Borrower’s obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment and the Credit Agreement, as amended by this Amendment, constitute a valid and binding obligation of the Borrower in every respect, enforceable in accordance with its terms.

        7. Waiver and Release. The Borrower, by signing below, hereby waives and releases the Administrative Agent, and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

        8. References to Credit Agreement and Ratification. Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

9. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

        10. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        11. Severability. Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        12. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of New York.

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JURY TRIAL WAIVER. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

ZAGG INC By: /s/ CHRIS AHERN Chris Ahern Chief Executive Officer

KEYBANK NATIONAL ASSOCIATION as the Administrative Agent and as a Lender By: /s/ MATTHEW S. DENT Matthew S. Dent Senior Vice President

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

        The undersigned consent and agree to and acknowledge the terms of the foregoing Third Amendment Agreement dated as of December 4, 2019. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

        The undersigned hereby waive and release the Administrative Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTOR ACKNOWLEDGMENT AND AGREEMENT, THE AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

ZAGG INC By: /s/ CHRIS AHERN Chris Ahern Chief Executive Officer

ZAGG LLC By: ZAGG Inc, its Managing Member By: /s/ CHRIS AHERN Chris Ahern Chief Executive Officer	IFROGZ INC. MOPHIE INC. ZAGG INTELLECTUAL PROPERTY HOLDING CO., INC. ZAGG RETAIL, INC. ZAGG AMPLIFIED, INC. By: /s/ CHRIS AHERN Chris Ahern President
MOPHIE LLC By: mophie Inc, its Managing Member By: /s/ CHRIS AHERN Chris Ahern President	ALTIGO INC. By: /s/ MATT SMITH Matt Smith President

ZAGG HAMPTON LLC By: ZAGG Inc Its: Sole Member By: /s/ CHRIS AHERN Chris Ahern Chief Executive Officer
HALO2CLOUD, LLC By: ZAGG Hampton LLC Its: Sole Member By: ZAGG Inc Its: Sole Member By: /s/ CHRIS AHERN Chris Ahern Chief Executive Officer
HALO HOLDINGS USA, LLC By: Halo2Cloud, LLC Its: Sole Member By: ZAGG Hampton LLC Its: Sole Member By: ZAGG Inc Its: Sole Member By: /s/ CHRIS AHERN Chris Ahern Chief Executive Officer

SCHEDULE 1

COMMITMENTS OF LENDERS

LENDERS	REVOLVING CREDIT COMMITMENT PERCENTAGE*	REVOLVING CREDIT COMMITMENT AMOUNT*	MAXIMUM AMOUNT*
KeyBank National Association	47.20%	$59,000,000.00	$59,000,000.00
Zions Bancorporation, N.A. dba Zions First National Bank	35.20%	$44,000,000.00	$44,000,000.00
MUFG Union Bank, N.A.	17.60%	$22,000,000.00	$22,000,000.00
Total Commitment Amount	100.00%	$125,000,000.00	$125,000,000.00

*Provided that, during the Temporary Accordion Increase Period only, the following shall be in effect:

LENDERS	REVOLVING CREDIT COMMITMENT PERCENTAGE	REVOLVING CREDIT COMMITMENT AMOUNT	MAXIMUM AMOUNT
KeyBank National Association	54.2619542620%	$78,300,000.00	$78,300,000.00
Zions Bancorporation, N.A. dba Zions First National Bank	30.4920304920%	$44,000,000.00	$44,000,000.00
MUFG Union Bank, N.A.	15.2460152460%	$22,000,000.00	$22,000,000.00
Total Commitment Amount	100.00%	$144,300,000.00	$144,300,000.00